EXHIBIT 99.1
SemGroup Corporation Announces Third Quarter 2017 Results
Management Executing on Strategic Plan

•	Recently Added Gulf Coast Assets Contribute to Third Quarter Results

•	Announced Dividend of $0.45 Per Share

•	Revising 2017 Guidance to Reflect Timing of Contributions from HFOTCO and Maurepas Pipeline, Weaker Than Expected Crude Margins

•	Well-Managed Project Execution Continues in Canada, STACK and on Gulf Coast

•	Initiated Capital Raise Efforts; $300 Million Sale of Glass Mountain Pipeline Significant To Completing Second HFOTCO Payment

•	Targeting 5x or Less Net Consolidated Leverage Ratio

Tulsa, Okla. - November 9, 2017 - SemGroup® Corporation (NYSE:SEMG) today announced third quarter 2017 earnings results and provided an update on its capital raise program including efforts to complete the second payment related to the acquisition of Houston Fuel Oil Terminal Company (HFOTCO).

“The recently announced sale of our Glass Mountain Pipeline interest for $300 million demonstrates the high priority we place on completing the second HFOTCO payment by the end of first quarter 2018,” said SemGroup President and Chief Executive Officer Carlin Conner. "Our third quarter earnings reflect the initial contributions of our two new refinery-facing businesses on the Gulf Coast: HFOTCO and Maurepas Pipeline. These new additions to our portfolio, which are underpinned by long-tenured, take-or-pay commercial relationships, significantly enhance the stability of our future cash flows.”

SemGroup reported a net loss of $19.1 million for third quarter 2017 compared to net income of $9.6 million for second quarter 2017 and net loss of $4.9 million for third quarter 2016. The loss in third quarter 2017 includes non-cash impairment charges related to the company's crude oil trucking business and M&A transaction expenses, partially offset by an income tax benefit.

SemGroup reported third quarter 2017 Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) of $90.7 million, compared to $65.4 million in the second quarter 2017 and $71.3 million in third quarter 2016. The nearly 40 percent increase in Adjusted EBITDA over the second quarter was primarily due to the addition of HFOTCO and Maurepas Pipeline. Adjusted EBITDA is a non-GAAP measure and is reconciled to net income below.

Recent Developments
SemGroup announced earlier that it has reached an agreement to sell its 50 percent interest in Glass Mountain Pipeline, LLC to an affiliate of BlackRock Inc.'s Global Energy and Power Infrastructure Fund ("GEPIF") in partnership with Navigator Energy Services for $300 million. The sale is part of SemGroup’s financing strategy to maintain balance sheet liquidity while reinvesting in core areas of its business. This sale is a significant step toward completing the $600 million second payment for HFOTCO by the end of first quarter 2018.

Third Quarter 2017 Dividend
The Board of Directors of SemGroup declared a quarterly cash dividend to common shareholders of $0.45 per share, resulting in an annualized dividend of $1.80 per share. The dividend will be paid on December 1, 2017 to all common shareholders of record on November 20, 2017.

2017 Financial Guidance
SemGroup expects full-year 2017 Adjusted EBITDA to be between approximately $315 million and $330 million primarily due to weaker than expected margins from Crude Supply & Logistics and Crude Field Services, as well as the timing of earnings contributions from HFOTCO and Maurepas Pipeline.

SemGroup does not provide guidance for net income, the GAAP financial measure most directly comparable to the non-GAAP financial measure Adjusted EBITDA, because Net Income includes items such as unrealized gains or losses on derivative activities or similar items which, because of their nature, cannot be accurately forecasted. SemGroup does not expect that such amounts would be significant to Adjusted EBITDA as they are largely non-cash items.

SemGroup continues to expect 2017 capital expenditure guidance of $575 million, including approximately $50 million related to maintenance projects.

Earnings Conference Call
SemGroup will host a conference call for investors at 11 a.m. Eastern, November 9, 2017. The call can be accessed live over the telephone by dialing 855-239-1101, or for international callers, 412-542-4117. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto SemGroup's Investor Relations website at www.semgroupcorp.com. A replay of the webcast will be available following the call. The third quarter 2017 slide deck will be posted under presentations.

About SemGroup
Based in Tulsa, Okla., SemGroup® Corporation (NYSE:SEMG) is a publicly traded midstream service company providing the energy industry the means to move products from the wellhead to the wholesale marketplace. SemGroup provides diversified services for end-users and consumers of crude oil, natural gas, natural gas liquids, refined products, residual fuel oil and asphalt. Services include purchasing, selling, processing, transporting, terminalling and storing energy.

SemGroup uses its Investor Relations website and social media outlets as channels of distribution of material company information. Such information is routinely posted and accessible on our Investor Relations website at www.semgroupcorp.com, our Twitter account and LinkedIn account.

Non-GAAP Financial Measures
SemGroup’s non-GAAP measure, Adjusted EBITDA, is not a GAAP measure and is not intended to be used in lieu of GAAP presentation of net income (loss), which is the most closely associated GAAP measure. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, adjusted for selected items that SemGroup believes impact the comparability of financial results between reporting periods. In addition to non-cash items, we have selected items for adjustment to EBITDA which management feels decrease the comparability of our results among periods. These items are identified as those which are generally outside of the results of day to day operations of the business. These items are not considered non-recurring, infrequent or unusual, but do erode comparability among periods in which they occur with periods in which they do not occur or occur to a greater or lesser degree. Historically, we have selected items such as gains on the sale of NGL Energy Partners LP common units, costs related to our predecessor’s bankruptcy, significant business development related costs, significant legal settlements, severance and other similar costs. Management believes these types of items can make comparability of the results of day to day operations among periods difficult and have chosen to remove these items from our Adjusted EBITDA. We expect to adjust for similar types of items in the future. Although we present selected items that we consider in evaluating our performance, you should be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, mechanical interruptions and numerous other factors. We do not adjust for these types of variances.

This measure may be used periodically by management when discussing our financial results with investors and analysts and is presented as management believes it provides additional information and metrics relative to the performance of our businesses. This non-GAAP financial measure has important limitations as an analytical tool because it excludes some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider non-GAAP measures in isolation or as substitutes for analysis of our results as reported under GAAP. Management compensates for the limitations of our non-GAAP measures as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the non-GAAP measure and the most comparable GAAP measure and incorporating this knowledge into its decision-making processes. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our operating results. Because all companies do not use identical calculations, our presentations of non-GAAP measures may be different from similarly titled measures of other companies, thereby diminishing their utility.

Forward-Looking Statements
Certain matters contained in this Press Release include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this Press Release including the prospects of our industry, our anticipated financial performance, our anticipated annual dividend growth rate, management's plans and objectives for future operations, planned capital expenditures, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, our ability to generate sufficient cash flow from operations to enable us to pay our debt obligations and our current and expected dividends or to fund our other liquidity needs; any sustained reduction in demand for, or supply of, the petroleum products we gather, transport, process, market and store; the effect of our debt level on our future financial and operating flexibility, including our ability to obtain additional capital on terms that are favorable to us; our ability to access the debt and equity markets, which will depend on general market conditions and the credit ratings for our debt obligations and equity; the failure to realize the anticipated benefits of our acquisition of HFOTCO LLC, doing business as Houston Fuel Oil Terminal Company (“HFOTCO”); our ability to pay the second payment related to our HFOTCO acquisition and the consequences of our failing to do so; the loss of, or a material nonpayment or nonperformance by, any of our key customers; the amount of cash distributions, capital requirements and performance of our investments and joint ventures; the consequences of any divestitures of non-strategic operating assets or divestitures of interests in some of our operating assets through partnerships and/or joint ventures; the amount of collateral required to be posted from time to time in our commodity purchase, sale or derivative transactions; the impact of operational and developmental hazards and unforeseen interruptions; our ability to obtain new sources of supply of petroleum products; competition from other midstream energy companies; our ability to comply with the covenants contained in our credit agreements, continuing covenant agreement, and the indentures governing our notes, including requirements under our credit agreements and continuing covenant agreement to maintain certain financial ratios; our ability to renew or replace expiring storage, transportation and related contracts; the overall forward markets for crude oil, natural gas and natural gas liquids; the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; any future impairment of goodwill resulting from the loss of customers or business; changes in currency exchange rates; weather and other natural phenomena, including climate conditions; a cyber attack involving our information systems and related infrastructure, or that of our business associates; the risks and uncertainties of doing business outside of the U.S., including political and economic instability and changes in local governmental laws, regulations and policies; costs of, or changes in, laws and regulations and our failure to comply with new or existing laws or regulations, particularly with regard to taxes, safety and protection of the environment; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; general economic, market and business conditions; as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this press release, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.
Contacts:
Investor Relations:
Alisa Perkins
918-524-8081
investor.relations@semgroupcorp.com

Media:
Tom Droege
918-524-8560
tdroege@semgroupcorp.com

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets	$698,894	$635,874
Property, plant and equipment, net	3,394,035	1,762,072
Goodwill and other intangible assets	675,789	185,208
Equity method investments	433,805	434,289
Other noncurrent assets, net	162,402	57,529
Total assets	$5,364,925	$3,074,972
LIABILITIES AND OWNERS' EQUITY
Current liabilities:
Current portion of long-term debt	$5,529	$26
Other current liabilities	559,986	488,329
Total current liabilities	565,515	488,355
Long-term debt, excluding current portion	3,009,429	1,050,918
Other noncurrent liabilities	96,090	89,734
Total liabilities	3,671,034	1,629,007
Total owners' equity	1,693,891	1,445,965
Total liabilities and owners' equity	$5,364,925	$3,074,972

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2017	2016	2017	2017	2016
Revenues	$545,922	$327,764	$473,089	$1,475,111	$929,992
Expenses:
Costs of products sold, exclusive of depreciation and amortization shown below	398,252	218,503	340,107	1,087,357	592,292
Operating	62,666	52,636	73,346	188,095	157,537
General and administrative	35,210	20,583	26,752	83,606	62,419
Depreciation and amortization	50,135	24,922	25,602	100,336	74,028
Loss (gain) on disposal or impairment, net	41,625	1,018	(234)	43,801	16,010
Total expenses	587,888	317,662	465,573	1,503,195	902,286
Earnings from equity method investments	17,367	15,845	17,753	52,211	55,994
Loss on issuance of common units by equity method investee	—	—	—	—	(41)
Operating income (loss)	(24,599)	25,947	25,269	24,127	83,659
Other expenses, net	31,753	18,684	12,033	77,425	87,250
Income (loss) from continuing operations before income taxes	(56,352)	7,263	13,236	(53,298)	(3,591)
Income tax expense (benefit)	(37,249)	11,898	3,625	(33,529)	(4,851)
Income (loss) from continuing operations	(19,103)	(4,635)	9,611	(19,769)	1,260
Loss from discontinued operations, net of income taxes	—	—	—	—	(1)
Net income (loss)	(19,103)	(4,635)	9,611	(19,769)	1,259
Less: net income attributable to noncontrolling interests	—	225	—	—	11,167
Net income (loss) attributable to SemGroup Corporation	$(19,103)	$(4,860)	$9,611	$(19,769)	$(9,908)
Net income (loss) attributable to SemGroup Corporation	$(19,103)	$(4,860)	$9,611	$(19,769)	$(9,908)
Other comprehensive income (loss), net of income taxes	9,230	(7,051)	8,952	24,215	(4,569)
Comprehensive income (loss) attributable to SemGroup Corporation	$(9,873)	$(11,911)	$18,563	$4,446	$(14,477)
Net income (loss) per common share:
Basic	$(0.25)	$(0.09)	$0.15	$(0.29)	$(0.21)
Diluted	$(0.25)	$(0.09)	$0.15	$(0.29)	$(0.21)
Weighted average shares (thousands):
Basic	75,974	52,642	65,749	69,149	47,269
Diluted	75,974	52,642	66,277	69,149	47,269

Reconciliation of Net Income to Adjusted EBITDA:
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2017	2016	2017	2017	2016
Net income (loss)	$(19,103)	$(4,635)	$9,611	$(19,769)	$1,259
Add: Interest expense	32,711	18,517	13,477	60,055	54,105
Add: Income tax expense (benefit)	(37,249)	11,898	3,625	(33,529)	(4,851)
Add: Depreciation and amortization expense	50,135	24,922	25,602	100,336	74,028
EBITDA	26,494	50,702	52,315	107,093	124,541
Selected Non-Cash Items and Other Items Impacting Comparability	64,239	20,588	13,095	109,717	92,044
Adjusted EBITDA	$90,733	$71,290	$65,410	$216,810	$216,585
Selected Non-Cash Items and
Other Items Impacting Comparability
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2017	2016	2017	2017	2016
Loss (gain) on disposal or impairment, net	$41,625	$1,018	$(234)	$43,801	$16,010
Income from discontinued operations, net of income taxes	—	—	—	—	(1)
Foreign currency transaction loss (gain)	(747)	659	(1,011)	(1,758)	3,671
Remove NGL equity losses (earnings) including loss on issuance of common units	5	38	(6)	(4)	(2,153)
Remove loss on impairment or sale of NGL units	—	—	—	—	30,644
NGL cash distribution	—	—	—	—	4,873
M&A transaction related costs	14,886	3,269	5,453	20,339	3,269
Pension plan curtailment gain	(3,097)	—	—	(3,097)	—
Employee severance and relocation expense	104	534	312	974	1,629
Unrealized loss (gain) on derivative activities	1,833	6,167	(928)	932	6,096
Depreciation and amortization included within equity earnings	6,673	7,283	6,698	20,083	20,960
Non-cash equity compensation	2,957	1,620	2,803	8,517	7,046
Loss on early extinguishment of debt	—	—	8	19,930	—
Selected Non-Cash Items and Other Items Impacting Comparability	$64,239	$20,588	$13,095	$109,717	$92,044